EXHIBIT 99.1

NEWS RELEASE

October 19, 2005

Torrance, California

Summa Industries Announces 4th Quarter and Year-end Results

Summa Industries (NNM:SUMX) reports unaudited earnings of $164,000, or $.04 per common share, on sales of $28,001,000 for the three months ended August 31, 2005, versus earnings of $698,000, or $.17 per common share, on sales of $27,883,000 for the three months ended August 31, 2004.

	Three months ended August 31		Years ended August 31
	2005	2004	2005	2004

Sales	$28,001,000	$27,883,000	$108,983,000	$104,453,000

Income from continuing operations	$525,000	$845,000	$2,960,000	$3,495,000
Net (loss) from discontinued operations	$(361,000)	$(147,000)	$(1,402,000)	$(124,000)
Net income	$164,000	$698,000	$1,558,000	$3,371,000

Diluted earnings per share:
Continuing operations	$0.13	$0.21	$0.73	$0.71
Discontinued operations	$(0.09)	$(0.04)	$(0.34)	$(0.03)
Net income	$0.04	$0.17	$0.39	$0.68

As reported in September 2005, the Company sold certain assets of its subsidiary, Plastron Industries, Inc., at their book value and agreed to lease certain retained fixed assets of Plastron to the buyer.  The business comprised Summa’s entire Electrical Components segment, which is now reported as a discontinued operation.

A conference call to discuss the results will be held at 9:00 a.m., Pacific Time, Wednesday, October 19, 2005.  The call-in number is (800) 334-0872.  The conference call will also be simulcast and archived by www.vcall.com.

Summa Industries manufactures proprietary plastic components for industrial and commercial markets.

For further information, contact James R. Swartwout, (310) 792-7024; Fax (310) 792-7079; jim@summaindustries.com or visit www.summaindustries.com.

Summa Industries

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	August 31, 2004	August 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$1,248,000	$1,233,000
Accounts receivable	18,227,000	16,919,000
Inventories	14,749,000	12,665,000
Prepaid expenses and other	3,782,000	3,471,000
Assets held for sale	—	6,099,000
Total current assets	38,006,000	40,387,000
Property, plant and equipment, net	31,053,000	29,213,000
Other assets	1,804,000	1,454,000
Goodwill and other intangibles, net	9,254,000	8,981,000
Total assets	$80,117,000	$80,035,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,088,000	$8,731,000
Accrued liabilities	7,429,000	5,773,000
Current maturities of long-term debt	2,195,000	3,069,000
Liabilities held for sale	—	1,280,000
Total current liabilities	18,712,000	18,853,000
Long-term debt, net of current maturities	28,663,000	27,520,000
Other long-term liabilities	2,508,000	2,441,000
Total long-term liabilities	31,171,000	29,961,000
Minority interest in subsidiary	205,000	133,000
Total stockholders’ equity	30,029,000	31,088,000
Total liabilities and stockholders’ equity	$80,117,000	$80,035,000

Summa Industries

CONDENSED CONSOLIDATED INCOME STATEMENTS

(unaudited)

	Three months ended August 31		Years ended August 31
	2004	2005	2004	2005
Net sales	$27,883,000	$28,001,000	$104,453,000	$108,983,000
Cost of sales	20,937,000	22,084,000	77,841,000	84,052,000
Gross profit	6,946,000	5,917,000	26,612,000	24,931,000
Selling, general, administrative and other expenses	5,156,000	4,719,000	19,660,000	18,919,000
Operating income	1,790,000	1,198,000	6,952,000	6,012,000
Interest expense	330,000	424,000	1,477,000	1,548,000
Income from continuing operations before income taxes and minority interest	1,460,000	774,000	5,475,000	4,464,000
Provision for income taxes	615,000	272,000	1,980,000	1,577,000
Income from continuing operations before minority interest	845,000	502,000	3,495,000	2,887,000
Minority interest in net loss of subsidiary	—	23,000	—	73,000
Income from continuing operations	845,000	525,000	3,495,000	2,960,000
Net (loss) from discontinued operations	(147,000)	(361,000)	(124,000)	(1,402,000)
Net income	$698,000	$164,000	$3,371,000	$1,558,000
Preferred stock accretion	—	—	$450,000	—
Net income available to common stockholders	$698,000	$164,000	$2,921,000	$1,558,000
Earnings (loss) per common share
Basic
Continuing operations	$.21	$.13	$.72	$.74
Discontinued operations	$(.03)	$(.09)	$(.03)	$(.35)
Net income	$.18	$.04	$.69	$.39
Diluted
Continuing operations	$.21	$.13	$.71	$.73
Discontinued operations	$(.04)	$(.09)	$(.03)	$(.34)
Net income	$.17	$.04	$.68	$.39
Weighted average common shares outstanding:
Basic	3,971,000	3,947,000	4,215,000	3,979,000
Diluted	4,075,000	3,982,000	4,297,000	4,041,000